UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2024

SENTIENT BRANDS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-34861	86-3765910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices) (zip code)

646-202-2897

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On September 3, 2024, Sentient Brands Holdings Inc. (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with AIG, F&B, Inc., a Nevada corporation (“AIG”), and the owners (the “AIG Shareholders”) of 100% of the issued and outstanding shares of common stock of AIG (collectively, the “AIG Shares”), pursuant to which, upon the Closing (as defined below), the Company will acquire the AIG Shares from the AIG Shareholders in exchange for shares of common stock of the Company (the “Acquisition Shares”), which such Acquisition Shares will be issued by the Company to the AIG Shareholders in accordance with an Earnout Schedule (as defined below) as set forth in the Exchange Agreement (the “Share Exchange”). The closing of the Share Exchange (the “Closing”) is to take place on or before November 1, 2024 (the “Outside Closing Date”).

The AIG Shareholders represent a group of international, vertically integrated food and beverage manufacturing companies (“AIG Group”), comprising eight factories and 170 distributors across 22 countries, who market and sell products through various U.S. and international big-box retailers and distributors, with several product lines holding Organic and Kosher certifications. In line with its business plan, AIG intends to launch a global, vertically integrated food and beverage manufacturing and distribution business, based on AIG Group’s proven, cash flow-positive product lines and business models. The Company believes that, if the Share Exchange is consummated, AIG’s planned business venture would be synergistic with the Company’s existing product and brand development business and anticipates meaningful operation efficiency through the integration of the two organizations.

Pursuant to the Exchange Agreement, following the Closing, the Acquisition Shares will be issued by the Company to the AIG Shareholders on a quarterly basis over the five (5) year period immediately following the Closing, in accordance with a performance-based Earnout Schedule (the “Earnout Schedule”). Pursuant to the Earnout Schedule, the Acquisition Shares will be issued to the AIG Shareholders (and/or their designees) after achieving certain Company revenue and EBITDA growth for a period of up to five (5) years. The number of Acquisition Shares issued to the AIG Shareholders pursuant to the Earnout Schedule will be based upon the greatest number of Acquisition Shares that would be calculated utilizing three (3) different earnout criteria methods, as follows:

(1) Annual Revenue Growth Method: Acquisition Shares issued = (Company quarterly revenue growth relative to the same quarter in the previous year) / (Company’s trailing average share price over the prior quarter) where Company’s trailing average share price is the average of the closing price of the Company’s share price on its principal market for the quarter. For example: If revenue grows from $5,000,000 in quarter one 2024 to $10,000,000 in quarter one 2025 and the Company’s trailing average share price is $.07, then: $5,000,000/$.07 = 71,428,571 Acquisition Shares to be issued.

(2) EBITDA Method: Acquisition Shares issued = (Five (5) x quarterly EBITDA growth relative to the same quarter in the previous year) / (Company’s trailing average share price over the prior quarter). For example: If EBITDA grows from $200,000 in quarter one 2024 to $500,000 in quarter one 2025 and the Company’s trailing average share price is $.07, then: 5 x $300,000 = $1,500,000/$.07 = 21,428,571 acquisition shares to be issued.

(3) Appraised Value of Rolled-in Assets Method: Acquisition Shares issued = (appraised value of rolled-in assets relative to the same quarter in the previous year) / (Company’s trailing average share price over the prior quarter). For example: If assets in quarter one 2024 were $1,000,000 and assets in quarter one 2025 were $5,000,000 and the Company’s trailing average share price is $.07, then: $4,000,000/$.07 = 57,142,857 Acquisition Shares to be issued.

Issuances of the Acquisition Shares to the AIG Shareholders will commence after the initial two (2) quarters of the Company’s revenue are disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) on Form 10-Q and 10-K, as applicable, following the Closing. The number of Acquisition Shares will be trued up at the end of the Company’s respective fiscal year (i.e., four (4) quarters of the Company’s revenue divided by the Company’s trailing average share price over the prior year). This calculation will be made prior to the issuance of shares for the fourth quarter of a given year and the number of true up shares will be added or deducted from the amount issued.

The number of Acquisition Shares to be issued to the AIG Shareholders each quarter will be determined by calculating the three (3) above earnout criteria methods. The method which yields the largest number of Acquisition Shares will be utilized for the issuance of the Acquisition Shares to the AIG Shareholders within the applicable quarterly period. The AIG Shareholders must designate any designees or assignees prior to the end of the quarter and must provide documentation sufficient to determine whether or not the designee’s or assignee’s shares are to be aggregated with any other recipient of shares for the purpose of determining the Maximum Issuance (as defined below).

The Acquisition Shares earnout period will last for up to five (5) years, provided, that, in order for Acquisition Shares to be issued to the AIG Shareholders in a given year, the Company’s revenue, with a minimum of 5% EBITDA in such year, must increase over the previous year, and the number of Acquisition Shares to be issued will be based upon such increase. At the end of each fiscal quarter of the Company, the Company will calculate the Acquisition Shares to be issued to the AIG Shareholders using the three above earnout criteria methods. The method resulting in the largest number of Acquisition Shares will be selected for each quarter’s issuance of the Acquisition Shares to the AIG Shareholders. The applicable number of Acquisition Shares shall be transferred to the AIG Shareholders accordingly, subject to the Maximum Issuance.

AIG’s valuation was calculated based upon the AIG’s financial projections which reflect: (i) one times (1x) quarterly revenue within the initial three month period following the Closing, (ii) a minimum of five percent (5%) EBITDA within the initial three month period following the Closing, and (iii) annual revenues for the year ending 2025 in the aggregate amount of $45,000,000, and a minimum of five percent (5%) EBITDA for the year ending 2025.

The number of Acquisition Shares that may be acquired by the AIG Shareholders pursuant to the Earnout Schedule will be limited to the extent necessary to ensure that, following such earnout, the total number of shares of common stock then beneficially owned by such AIG Shareholder and its affiliates and any other persons whose beneficial ownership of the common stock would be aggregated with the AIG Shareholder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934 (“1934 Act”), does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such earnout) (a “Maximum Issuance”). For such purposes, beneficial ownership will be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. In the case where the number of Acquisition Shares to be issued to an AIG Shareholder would exceed the Maximum Issuance, then the Company will reserve that number of shares in excess of the Maximum Issuance with its Transfer Agent (the “Reserve Shares”) and such Reserve Shares will be issued to the AIG Shareholder at such time that the issuance would not cause such AIG Shareholder to exceed to the 9.999% ownership limit.

Concurrently with the Closing, Dante Jones will resign as an executive officer and director of the Company; George Furlan will be appointed as interim chief executive officer, president and chief financial officer of the Company, and as a non-independent director of the Company; and Eric Bruns and Dionne Pendelton will be appointed as independent directors of the Company. The parties have agreed to indemnify each other for any losses that may be incurred by them as a result of their breach of any of their representations, warranties and covenants contained in the Exchange Agreement. The Exchange Agreement contains customary representations, warranties, covenants and conditions for a transaction of this type for the benefit of the parties. Prior to the Closing, certain parties to the Share Exchange (collectively, the “Lockup Parties”) will be subject to the terms of a lock-up leak-out agreement, which will provide the manner in which such Lockup Parties may sell, transfer or dispose of their shares of common stock during the 12-month period following the Closing.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

In the event the Closing is consummated on or before the Outside Closing Date, the shares of common stock to be issued as part of the Share Exchange will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the 1933 Securities Act, as amended.

The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Exchange Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Exchange Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Exchange Agreement, and not to provide investors with any other factual information regarding the Company, AIG or either of their businesses, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Share Exchange Agreement by and between Sentient Brands Holdings Inc., AIG-F&B, Inc., and the owners of the AIG Shares (as defined therein) dated September 3, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIENT BRANDS HOLDINGS INC.

Date: September 9, 2024	By:	/s/ Dante Jones
Dante Jones
Interim Chief Executive Officer